EXHIBIT 5

           [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]













                           September 27, 1996



The Multicare Companies, Inc.
411 Hackensack Avenue
Hackensack, New Jersey 07601

                          The Multicare Companies, Inc.
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

          In connection with the above-captioned Registration Statement, dated

September 27, 1996 (the "Registration Statement"), filed with the Securities and

Exchange Commission pursuant to the Securities Act of 1933, as amended (the

"Act"), and the Rules and Regulations promulgated thereunder (the "Rules"), we have been requested by The Multicare Companies, Inc., a Delaware corporation

(the "Company"), to furnish our opinion as to the legality of 3,450,000 shares

(including 3,000,000 shares (the "Company Shares") offered by the Company and up to 450,000 shares (the "Over-Allotment Shares") offered by certain stockholders of the Company upon exercise of the Underwriters' over-allotment option) of the

Company's Common













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Stock, par value $.01 per share (the "Common Stock"), registered for sale thereunder.

          In connection with the furnishing of this opinion, we have reviewed the Registration Statement, the form of the Underwriting Agreement included as

Exhibit 1 to the Registration Statement (the "Underwriting Agreement"),

originals, or copies certified or otherwise identified to our satisfaction,

of the Company's Restated Certificate of Incorporation, as amended, and By-laws,

each as in effect on the date hereof, and records of certain of the Company's corporate proceedings.  We have also examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below.  In addition,

we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.












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          Based upon the foregoing, we are of the opinion that:

          1.   The Company Shares, when issued, delivered and paid for as contemplated in the Registration Statement and the Underwriting Agreement will be duly authorized, validly issued, fully paid and nonassessable.

          2.   The Over-Allotment Shares have been duly authorized and validly issued and are fully paid and nonassessable.

          Our opinion expressed above is limited to the General Corporation Law of the State of Delaware.  Please be advised that no member of this firm is admitted to practice in the State of Delaware.  Our opinion is rendered only with respect to laws and the rules, regulations and orders thereunder, which are currently in effect.

          We hereby consent to use of this opinion as an Exhibit to the

Registration Statement and to the use of our name under the heading "Legal

Matters" contained in the Prospectus included in the Registration Statement. In giving























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this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                              Very truly yours,


                    /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON